Exhibit 99.1

Apple Hospitality Five

SECOND QUARTER
June 30, 2006

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	For the three months ended June 30, 2006	For the three months ended June 30, 2005	For the six months ended June 30, 2006	For the six months ended June 30, 2005
REVENUES
ROOM REVENUE	$30,909	$25,779	$60,574	$50,830
OTHER REVENUE	1,998	1,664	3,970	3,522

TOTAL REVENUES	$32,907	$27,443	$64,544	$54,352
EXPENSES
DIRECT OPERATING EXPENSE	$7,485	$6,900	$14,731	$13,438
OTHER HOTEL OPERATING EXPENSES	11,619	9,861	23,223	19,731
GENERAL AND ADMINISTRATIVE	927	767	1,584	1,376
DEPRECIATION	3,181	2,670	6,293	5,312
OTHER NON-OPERATING INCOME	(241)	—	(241)	—
INTEREST, NET	138	(99)	308	(125)

TOTAL EXPENSES	$23,109	$20,099	$45,898	$39,732
NET INCOME	$9,798	$7,344	$18,646	$14,620

NET INCOME PER SHARE	$0.22	$0.16	$0.41	$0.32
FUNDS FROM OPERATIONS (A)
NET INCOME	$9,798	$7,344	$18,646	$14,620
OTHER NON-OPERATING INCOME	(241)	—	(241)	—
DEPRECIATION OF REAL ESTATE OWNED	3,141	2,600	6,194	5,177

FUNDS FROM OPERATIONS	$12,698	$9,944	$24,599	$19,797

FFO PER SHARE	$0.28	$0.22	$0.55	$0.44

WEIGHTED-AVERAGE SHARES OUTSTANDING	45,087	45,221	45,092	45,252
OPERATING STATISTICS
OCCUPANCY	80%	78%	77%	76%
AVERAGE DAILY RATE	$115	$105	$116	$105
REVPAR	$92	$81	$90	$80
NUMBER OF HOTELS OWNED	28	27
DIVIDENDS PER SHARE	$0.22	$0.22	$0.44	$0.44

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	June 30, 2006	December 31, 2005
ASSETS
INVESTMENT IN REAL ESTATE – NET	$399,521	$401,732
CASH AND CASH EQUIVALENTS	890	1,082
OTHER ASSETS	12,066	10,633

TOTAL ASSETS	$412,477	$413,447

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE–SECURED	$5,836	$4,575
OTHER LIABILITIES	1,671	1,986

TOTAL LIABILITIES	7,507	6,561
TOTAL SHAREHOLDERS’ EQUITY	404,970	406,886

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$412,477	$413,447

(a)	Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2006 and the results of operations for the interim period ended June 30, 2006. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple Hospitality Five, Inc. 2005 Annual Report.

APPLE HOSPITALITY FIVE

Portfolio of hotels

STATE / CITY	PROPERTY	UNITS
ARIZONA
Tucson	Courtyard	153
Tucson	Residence Inn	120

CALIFORNIA
Los Alamitos	Residence Inn	155

COLORADO
Colorado Springs	Homewood Suites	127

CONNECTICUT
Danbury	SpringHill Suites	106

FLORIDA
Tampa	Hilton Garden Inn	95

LOUISIANA
Baton Rouge	Homewood Suites	115

NEVADA
Las Vegas	Marriott Suites	278

NEW JERSEY
Cranbury	Residence Inn	108
Somerset	Residence Inn	108
Lebanon	Courtyard	125

NEW MEXICO
Albuquerque	Homewood Suites	151

NEW YORK
Hauppauge	Residence Inn	100
Westbury	Hilton Garden Inn	140

OHIO
Solon	Homewood Suites	86

TENNESSEE
Nashville	Residence Inn	168

TEXAS
Addison	Courtyard	176
Brownsville	Residence Inn	102
Irving	Residence Inn	100
Dallas	Residence Inn	139
Fort Worth	Courtyard	92
Harlingen	Courtyard	114
Houston	Courtyard	153
Houston	Residence Inn	120
Houston	Courtyard	100
Houston	Residence Inn	120

VIRGINIA
Vienna	Courtyard	206

WASHINGTON
South Federal Way	Courtyard	160

DEAR SHAREHOLDER

Apple Hospitality Five, Inc. enjoyed a strong second quarter in 2006. In fact, it was our pleasure to announce, on June 5, 2006, an increase in our annual dividend rate from eight percent to 8.27 percent. Currently, our annual dividend amount is $0.91 per share, up from $0.88 per share. Dividends were distributed at the new rate beginning on June 15th. Dividends will continue to be paid on or about the 15th day of every month.

We are able to provide you with the benefit of an increased dividend as the properties in the portfolio are performing very well and the hospitality industry continues to thrive. Despite rising gas prices, both business and leisure travelers have continued to hit the roads this summer, making strong hotel operations the highlight of the three month period ending June 30, 2006. Our hotels enjoyed occupancy rates that averaged 80% nightly. Coupled with average daily rates (ADR) of $115, the resulting 2006 second quarter revenue per available room (RevPAR) was $92. This outstanding RevPAR represents an impressive 14 percent jump in RevPAR from this time last year.

Second quarter funds from operations (FFO) reached an all-time high for Apple Hospitality Five at $12.7 million or $0.28 per share. With our last acquisition occurring in August of 2005, I find this accomplishment a great reflection of the quality of our hotels and guest service. The real estate within this portfolio, along with our outstanding hospitality management teams, has achieved strong operations within a remarkable timeframe.

Our brand partners and hotel industry icons, Marriott® and Hilton® continue to lead the way in innovative hotel programs. I am delighted to share that Marriott International recently rolled out an initiative to make all of its hotels completely smoke-free by September of this year, including our Courtyard®, Residence Inn®, SpringHill Suites® and Marriott Suites® hotels. The news has been well received throughout the industry and among travelers worldwide.

It is an exciting time to be a part of the lodging industry! I am confident that the outlook for Apple Hospitality Five is positive. As always, thank you for your investment.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

COVER PHOTO : Homewood Suites • Colorado Springs, CO

CORPORATE PROFILE

Apple Hospitality Five, Inc. is a real estate investment trust (REIT) focused on the upscale, extended-stay and select-service segments of the hotel industry. Our hotels operate under some of the nation’s leading hotel brands: Residence Inn® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, SpringHill Suites® by Marriott®, Courtyard® by Marriott® and Marriott Suites®. Our focus is to acquire high-quality hotels that generate attractive returns for our shareholders. Our portfolio consists of 28 hotels, containing a total of 3,717 guestrooms, diversified among 15 states.

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, VA 23219

(804) 344-8121

(804) 344-8129 FAX

www.applehospitalityfive.com

INVESTOR INFORMATION

For additional information, please contact:

Kelly Clarke, Director of Corporate Communications

804-727-6321 or KClarke@applereit.com

The trademarks contained herein are registered trademarks. Courtyard® by Marriott®, Marriott Suites®, Residence Inn® by Marriott® and SpringHill Suites® by Marriott® are registered trademarks of Marriott International, Inc.

Hilton Garden Inn® and Homewood Suites by Hilton® are registered trademarks of Hilton Hotels Corporation.